Exhibit (j)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 25, 2001, relating to the financial statements and financial highlights of Lexington Money Market Trust (File No. 2-57547) which appears in the March 31, 2001 Annual Report to Shareholders of Pilgrim Funds, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" and "Financial Highlights" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
July 26, 2001